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                                                                 EXHIBIT (10)(v)


                              GUILFORD MILLS, INC.
                     KEY MANAGER SHORT-TERM INCENTIVE PLAN
                     (THE "STIP") FOR THE 2004 FISCAL YEAR-
                           SUMMARY OF PRINCIPAL TERMS

The STIP is an annual cash bonus plan for designated key employees. Selection of participants in the STIP is made on an annual basis; STIP participation in one year does not guarantee STIP participation in any subsequent year. Bonus payments under the STIP are contingent upon two factors: (1) the Company's actual EBITDA results for the fiscal year relative to a targeted EBITDA, and
(2) the performance of the individual STIP participant. The relative weight of each such factor varies depending upon the roles and responsibilities of a participant.

If the Company's actual EBITDA varies from the targeted EBITDA, an adjustment will be made to each participant's target award (which is expressed as a percentage of a participant's base salary), except that no bonuses will be paid under the STIP if the Company's actual EBITDA is less than a certain threshold of targeted EBITDA.

A person selected to participate in the STIP must be an active, full time employee of the Company at the time the Company makes payments under the STIP in order to be entitled to receive his STIP bonus.